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                                                                     Exhibit 4.2


                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

     INITIALLY DATED JULY 13, 1998, AMENDED AND RESTATED ON OCTOBER 13, 1998

                                      AMONG

                            METALLURG HOLDINGS, INC.

                                       AND

                         ITS STOCKHOLDERS LISTED HEREIN


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                                                         AMENDED AND RESTATED
                                             REGISTRATION RIGHTS AGREEMENT
                                             initially dated July 13, 1998,
                                             amended and restated on October 13,
                                             1998, among METALLURG HOLDINGS,
                                             INC., a Delaware corporation (the
                                             "Corporation"), and the
                                             stockholders of the Corporation
                                             listed on Schedule I (the
                                             "Stockholders").

                  Each Stockholder owns shares of preferred stock of the Corporation which are convertible into shares of common stock of the Corporation. The parties deem it to be in their best interests to set forth the rights of the Stockholders in connection with public offerings and sales of common stock of the Corporation.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereby agree as follows:

         Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Board of Directors" means the board of directors of the Corporation.

                  "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                  "Common Stock" means the Common Stock, $.01 par value, of the Corporation.

                  "Exchange Act" means the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                  "Initial Public Offering" means the first public offering of Common Stock pursuant to a registration statement filed under the Securities Act.

                  "Other Shares" means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

                  "Primary Shares" means at any time the authorized but unissued shares of Common Stock and shares of Common Stock held by the Corporation in its treasury.

                  "Registrable Shares" means at any time, with respect to any Stockholder, the shares of Common Stock held by such Stockholder, other than shares that have previously been sold to the public pursuant to a registration statement under the Securities Act or Rule 144.

                  "Registration Date" means the date upon which the registration statement relating to the Initial Public Offering shall have been declared effective.
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                  "Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto.

                  "Securities Act" means the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         Section 2. Piggyback Registration.

                  (a) If the Corporation, at any time after the Registration Date, proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall give written notice to the Stockholders of its intention to register such Primary Shares or Other Shares at least 20 days before the initial filing of such registration statement and, upon the written request, delivered to the Corporation within 15 days after delivery of any such notice by the Corporation, of any Stockholder to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Corporation shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if any managing underwriter for such public offering advises the Corporation that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares or Other Shares proposed to be registered by the Corporation, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

                  (i) first, the Primary Shares;

                  (ii) second, the Registrable Shares requested to be included in such registration, pro rata among the holders thereof based upon the number of Registrable Shares owned by each such holder at the time of such registration; and

                  (ii) third, the Other Shares.

                  (b) Each Stockholder that requested the registration of Registrable Shares in an underwritten public offering pursuant to this Agreement shall execute (i) subject to Section 7, an underwriting agreement containing customary representations and warranties and opinion requirements of such Stockholder, and (ii) customary ancillary documents, including a power of attorney and a custody agreement.

                  (c) If at any time after giving written notice of its intention to register any Primary Shares or Other Shares and prior to the effective date of such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Stockholders and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Shares until the provisions of this Section 2 apply to any subsequent registration and (ii) in the case of a determination to delay such registration, the


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Company shall be permitted to delay registration of any Registrable Shares requested to be included in such registration for the same period as the delay in registering such other securities.

                  (d) If any Stockholder is permitted to sell Registrable Shares in the Initial Public Offering, the Corporation shall offer to all Stockholders the right to participate in the Initial Public Offering upon the terms set forth in this Section.

         Section 3. Holdback Agreement. If the Corporation at any time shall register shares of Common Stock under the Securities Act (including any registration pursuant to Section 2 hereof, other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) for sale to the public, the Stockholders shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Registrable Shares (other than those shares of Common Stock included in such registration pursuant to Section 2 hereof) without the prior written consent of the Corporation, for a period designated by the Corporation in writing to the Stockholders, which period shall begin not more than 30 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days after the Registration Date and not more than 90 days after the effective date of any other registration statement; provided, however, that the Corporation may not invoke the foregoing obligation for more than 180 days during any twelve-month period. The Corporation may legend and impose stop transfer instructions on any certificate evidencing Registrable Shares relating to the restrictions set forth in this Section.

         Section 4. Preparation and Filing. If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable:

                  (a) use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective in accordance with the Securities Act for a period of 90 days or until all of such Registrable Shares have been disposed of (if earlier);

                  (b) furnish, at least five business days before filing a registration statement that registers such Registrable Shares in accordance with the Securities Act, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the holders of a majority of such Registrable Shares (the "Selling Stockholders' Counsel"), together with copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Selling Stockholders' Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

                  (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of 90 days or until all of such Registrable Shares have been sold or disposed of (if earlier) pursuant to such registration statement and to comply with the provisions of the Securities Act with respect to such sale or other disposition;


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                  (d) notify in writing the Selling Stockholders' Counsel
promptly (i) of the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Corporation of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

                  (e) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Stockholders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Stockholders to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Stockholders; provided, however, that the Corporation will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e) or to provide any material undertaking or make any changes in its By-laws or Certificate of Incorporation which the Board of Directors determines to be contrary to the best interests of the Corporation or to modify any of its contractual relationships then existing;

                  (f) furnish to each seller of such Registrable Shares such number of copies of the registration statement, the prospectus updated therein, a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Shares may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

                  (g) without limiting subsection (e) above, use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

                  (h) notify on a timely basis each seller of such Registrable Shares at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in subparagraph (a) of this Section 4, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of any seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;


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                  (i) subject to the execution of confidentiality agreements in form and substance satisfactory to the Corporation, make available upon reasonable notice and during normal business hours for inspection by any seller of such Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Corporation determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public; the sellers of such Registrable Shares agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at the Corporation's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

                  (j) use its best efforts to obtain from its independent certified public accountants "cold comfort" letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

                  (k) use its best efforts to obtain from its counsel an opinion or opinions in customary form;

                  (l) provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for such Registrable Shares;

                  (m) issue to any underwriter or other purchaser to which any seller of Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

                  (n) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD"), or such other national securities exchange as the holders of a majority of such Registrable Shares shall reasonably request;

                  (o) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and


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                  (p) subject to all the other provisions of this Agreement, use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

                  Each holder of the Registrable Shares, upon receipt of any notice from the Corporation of any event of the kind described in Section 4(h) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(h) hereof, and, if so directed by the Corporation, such holder shall deliver to the Corporation all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

         Section 5. Expenses. All expenses (other than underwriting discounts and commissions relating to the Registrable Shares, as provided in the last sentence of this Section 5) incurred by the Corporation in complying with
Section 4, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Corporation's counsel and accountants, and fees and expenses of the Selling Stockholders' Counsel, shall be paid by the Corporation; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares shall be borne by the holders selling such Registrable Shares, in proportion to the number of Registrable Shares sold by each such holder.

         Section 6. Indemnification.

                  (a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless the holders of Registrable Shares, each underwriter, broker or any other person acting on behalf of the holders of Registrable Shares and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall pay to the holders of Registrable Shares, such underwriter, such broker or such other person acting on behalf of the holders of Registrable Shares and each such controlling person any legal or other


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expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action, as such expenses are incurred; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by the holders of Registrable Shares or their counsel or underwriter specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any Stockholder, underwriter, broker or other person acting on behalf of holders of the Registrable Shares from whom the person asserting any loss, claim, damage, liability or expense purchased the Registrable Shares which are the subject thereof, if a copy of such final prospectus had been made available to such Stockholder, underwriter, broker or other person acting on behalf of holders of the Registrable Shares and such final prospectus was not delivered to such person with or prior to the written confirmation of the sale of such Registrable Shares to such person.

                  (b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall severally and not jointly indemnify and hold harmless the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any statement contained in or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished by such holder to the Corporation or such underwriter specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such Seller from the sale of Registrable Shares effected pursuant to such registration.

                  (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 6, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The


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failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party on account of this Section 6. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 6, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 6. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.

                  (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person. Notwithstanding the other provisions of this Section 6(d), no holder of Registrable Shares shall be required to contribute any amounts in excess of the aggregate amount at which such holder's Registrable Shares were sold to the public.

         Section 7. Underwriting Agreement. Notwithstanding the provisions of Sections 2, 3, 4, 5 and 6, to the extent that the Stockholders shall enter into an underwriting or similar


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agreement, which agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such agreement addressing such issue or issues shall control. No holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Corporation or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification obligations to the Corporation or the underwriters with respect thereto, except to the extent provided in Section 6 hereof.

         Section 8. Information by Holder. Each holder of Registrable Shares shall furnish to the Corporation such written information regarding such holder and the distribution proposed by the Stockholders as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

         Section 9. Information by Corporation. So long as the Corporation shall not have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Corporation shall, at any time and from time to time, upon the request of any Stockholder, furnish in writing to the Stockholders a statement as of a date not earlier than 12 months prior to the date of such request of the nature of the business of the Corporation and the products and services it offers and copies of the Corporation's most recent balance sheet and profit and loss and retained earnings statements, together with similar financial statements for such part of the two preceding fiscal years as the Corporation shall have been in operation, all such financial statements to be audited to the extent audited statements are reasonably available, provided that in any event the most recent financial statements so furnished shall include a balance sheet as of a date less than 16 months prior to the date of such request, statements of profit and loss and retained earnings for the 12 months preceding the date of such balance sheet, and, if such balance sheet is not as of a date less than six months prior to the date of such request, additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date less than six months prior to the date of such request.

         Section 10. Exchange Act Compliance. From the Registration Date or such earlier date as a registration statement filed by the Corporation pursuant to the Exchange Act relating to any class of the Corporation's securities shall have become effective, the Corporation shall comply with all of the reporting requirements of the Exchange Act applicable to it (whether or not it shall be required to do so, but specifically excluding Section 14 of the Exchange Act if not then applicable to the Corporation) and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Corporation shall cooperate with each Stockholder in supplying such information as may be necessary for such Stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

         Section 11. No Conflict of Rights. The Corporation shall not, after the date hereof, grant any registration rights which conflict with, are senior to, or impair the registration rights granted hereby.


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         Section 12. Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Shares outstanding.

         Section 13. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Corporation and the Stockholders and, subject to Section 14, the respective successors and assigns of the Corporation and the Stockholders.

         Section 14. Assignment. Each Stockholder may assign its rights hereunder to any purchaser or transferee of Registrable Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Stockholder, whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of a Stockholder herein and had originally been a party hereto.

         Section 15. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect hereto.

         Section 16. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                  (i) if to the Corporation, to:

                  Metallurg Holdings, Inc.
                  c/o Safeguard International
                  800 The Safeguard Building
                  435 Devon Park Drive
                  Wayne, Pennsylvania  19087-1945
                  Telephone: (610) 293-0838
                  Telecopy:  (610) 293-0854
                  Attention: Diana Wechsler Kerekes

                  (ii) if to any Stockholder, to its address set forth on
                  Schedule I or in the books of the Corporation.

                  All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.


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         Section 17. Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Corporation and all holders of the Registrable Shares then outstanding.

         Section 18. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 19. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         Section 20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.


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
                  IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement on the date first written above.


                                  CORPORATION:

                                  METALLURG HOLDINGS, INC.


                                  By:  /S/ Michael R. Holly
                                       ________________________________________
                                       Name: Michael R. Holly
                                       Title: Vice President

                                  STOCKHOLDERS:

                                  SAFEGUARD INTERNATIONAL FUND, L.P.

                                  By: SIF Management, L.P., its general partner

                                  By: Safeguard International Partners, L.L.C.,
                                        its general partner


                                  By:  /S/ Michael R. Holly
                                       ________________________________________
                                       Name: Michael R. Holly
                                       Title: Managing Director

                                  STATE OF MICHIGAN RETIREMENT SYSTEMS -
                                  SAFEGUARD LIMITED PARTNERSHIP

                                  By: SFINT, Inc., its general partner


                                  By:  /S/ Michael R. Holly
                                       ________________________________________
                                       Name: Michael R. Holly
                                       Title: President

                                  SCP PRIVATE EQUITY PARTNERS, L.P.

                                  By:  SCP Private Equity Management, L.P.
                                       its general partner


                                  By:  /S/ Samuel A. Plum
                                       ________________________________________
                                       Name: Samuel A. Plum
                                       Title: General Partner

                                                                      Schedule I

                                  Stockholders

Name/Address

Safeguard International Fund, L.P.
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA  19087-1945
Attention:  General Partner

State of Michigan Retirement System
- Safeguard Limited Partnership
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA  19087-1945
Attention:  General Partner

SCP Private Equity Partners, L.P.
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087-1945
Attention:  General Partner


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